AGREEMENT OF COMPROMISE AND SETTLEMENT
                     --------------------------------------

     This AGREEMENT OF COMPROMISE AND SETTLEMENT (hereinafter referred to as "this Agreement") is made and entered into this 29th day of May, 1987,

by and between MESA OPERATING LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware with its principal place of business in Amarillo, Texas (hereinafter referred to as "Mesa"), and

COLORADO INTERSTATE GAS COMPANY, a corporation organized under the laws of the State of Delaware with its principal place of business in Colorado

Springs, Colorado (hereinafter referred to as "CIG").


                                   RECITALS


     A.  CIG and Mesa are the current parties in interest to an agreement,

as amended and supplemented, initially entered on January 3, 1928, between

Canadian River Gas Company and Amarillo Oil Company, which is commonly referred to as the "B" Contract.

     B.  CIG is operator of the wells committed under the "B" Contract and is obligated to deliver certain volumes of natural gas to Mesa under that agreement. Mesa has a priority right to receive such gas as is required by

Mesa to supply any customers located in the City of Amarillo or its environs. CIG is entitled to receive that natural gas produced from such wells in excess of  those volumes taken by Mesa. The rights of the parties have been modified by the terms of an Uncontested Settlement Agreement approved by the Federal Energy Regulatory Commission.

     C.  Disputes have arisen regarding the actions of CIG and Mesa under the "B" Contract, with the result that litigation has been instituted in

Texas and Colorado. The parties now wish to resolve their disputes, dismiss all pending litigation between them, and establish an overall framework for future operations and procedures which is intended to mitigate the possibility of prospective disputes arising.



                                    AGREEMENT

     For and in consideration of the premises and mutual covenants contained herein and of the instruments attached as Exhibits A, B, C, D, E,

and Fhereto, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS
                                  -----------

     The terms defined in this Article I shall, for all purposes of this

Agreement, have the meanings specified, unless otherwise specified or the context otherwise requires.


Amarillo Litigation:
-------------------

     The term "Amarillo Litigation" shall mean that lawsuit instituted by

Mesa against CIG, and all causes of action asserted therein, whether as a claim or counterclaim, in the District Court of Potter County, Texas, 251st

Judicial District, Cause No. 68002C, and subsequently removed to the United

States District Court for the Northern District of Texas, Civil Action No.

2-86-0300.


"B" Contract:
------------

     The "'B' Contract" is that agreement, as amended and supplemented,

entered on January 3, 1928, between Canadian River Gas Company, as predecessor in interest to CIG, and Amarillo Oil Company, as predecessor in interest to Mesa.


Colorado Springs Litigation:
---------------------------

         The term "Colorado Springs Litigation" shall mean that lawsuit instituted by CIG against Mesa, and all causes of action asserted therein,

whether as a claim or counterclaim, in the District Court of El Paso

County, Colorado, Civil Action No. 86 CV 5573.



FERC:
----

     "FERC" shall mean the Federal Energy Regulatory Commission; its predecessor agency, the Federal Power Commission; and any successor agency or other authority succeeding to its regulatory powers.


Fiscal Year:
-----------

     The term "fiscal year" shall mean the 12 month period commencing

October 1 of any year.


Settlement Date:
---------------

     The term "Settlement Date" shall mean the data upon which this

Agreement shall become effective, which shall be August 1, 1987, or such other business day in the State of Texas selected by mutual agreement in writing of Mesa and CIG.


Staff:
-----

     The term "Staff" shall mean the Staff of the FERC.



Uncontested Settlement Agreement:
--------------------------------

     The term "Uncontested Settlement Agreement" shall mean the Uncontested

Settlement Agreement on Reserved Issues submitted to the FERC by the parties and the Staff in Docket No. RP79-59, Colorado Interstate Gas
                                             -----------------------
Company, on or about December 31, 1980, and accepted and approved without
--------
change or modification by the FERC on March 4, 1981.




                                  ARTICLE II.

          PROVISIONS WITH RESPECT TO UNCONTESTED SETTLEMENT AGREEMENT
          -----------------------------------------------------------


Section 2.01 Withdrawal Rights.
------------------------------

     Mesa and CIG agree not to withdraw from the Uncontested Settlement

Agreement prior to January 1, 1990 and to continue to be bound by the terms and conditions of the Uncontested Settlement Agreement until that date,

unless

                                  (a) Staff or any other party withdraws

                                      from  the Uncontested Settlement

                                      Agreement, or

                                  (b) the FERC issues an order which

                                      materially modifies the Uncontested

                                      Settlement Agreement.


Section 2.02 Limitation on Daily Takes.
--------------------------------------

     CIG may exercise its right under Paragraph 2.2 of the Uncontested

Settlement Agreement to request that Mesa limit its daily takes from CIG to a  volume not to exceed 70,000 Mcf on any day during the period from the

Settlement Date until the Uncontested Settlement Agreement is terminated or, if  terminated prior to September 30, 1988, 80,000 Mcf on any day during the period  from such date of termination until September 30, 1988.

Subject to  Paragraph 2.1 of the Uncontested Settlement Agreement, CIG will utilize all  reasonable efforts to deliver to Mesa additional volumes up to a total delivery  of 90,000 Mcf on any day such deliveries are requested by

Mesa. CIG has no  obligation to install additional facilities in order to deliver more than  70,000 Mcf on any such day. However, the parties recognize that CIG will,  irrespective of this Agreement, install approximately $400,000 worth of pigging  facilities. Mesa shall have the option, if it desires the delivery of  additional volumes, to install any additional compression facilities at the  inlet side of the Fain Processing

Plant, or such other location as may be   mutually agreed, necessary to

deliver such additional volumes. Whenever   deficiencies in deliveries

based upon such requests by Mesa appear to be  occurring on an unacceptable frequency in Mesa's opinion, CIG agrees to meet  with Mesa upon Mesa's request to determine whether there are feasible and  economic methods and/or changes to improve deliveries and to implement, in good  faith and with diligence, such methods which would permit 90,000 Mcf per day to  be delivered to Mesa. Deliveries of such additional volumes shall not affect the obligation of CIG to deliver to Mesa the lesser of the fiscal year requirements of Amarillo and environs as per the "B" Contract or 25.55 Bcf so  long as the Uncontested Settlement Agreement remains in effect.

Section 2.03 Expression of Parties' Intent.
------------------------------------------

     Mesa and CIG hereby affirm that it is their intent that nothing contained  in this Article II or elsewhere in this Agreement is to be construed as a  material modification of the Uncontested Settlement

Agreement.


                              ARTICLE III.

                      AMENDMENTS TO THE "B" CONTRACT
                      ------------------------------


Section 3.01 The Amendment.
--------------------------


     Mesa and CIG agree that, concurrently with the execution of this

Agreement, the parties shall execute amendment to the "B" Contract in the form attached hereto a Exhibit A to become effective on January 1, 1990.



                                ARTICLE IV.

                            BALANCING AGREEMENT.
                            -------------------


Section 4.01.  Extension of Balancing Arrangements.
------------   -----------------------------------

     CIG and Mesa agree that the letter agreement dated March 6, 1981,

between  CIG and Amarillo Oil Company, regarding the delivery of gas by CIG to Mesa, as  successor to Amarillo Oil Company, under the "B" Contract shall not terminate  at the time the Uncontested Settlement Agreement terminates, but shall be  terminable by either party effective at the end of a fiscal year after the  termination of the Uncontested Settlement

Agreement upon at least ninety (90)  days written notice given prior to the commencement of the next fiscal year.


                                  ARTICLE V.

                            GATHERING AGREEMENT.
                            -------------------


Section 5.01. Gathering Issues.
------------  ----------------

     Mesa and CIG agree that, concurrently with the execution of this

Agreement, the parties shall execute an agreement in the form attached hereto as Exhibit B to become, effective on the Settlement Date.


                                  ARTICLE VI.

                              OPERATING AGREEMENT
                              -------------------

Section 6.01. Operations.
------------  ----------

     Mesa and CIG agree that Mesa shall become operator of the wells committed  to the "B" Contract on January 1, 1990.  In this regard, Mesa

and CIG agree   to enter into good faith negotiations as soon as reasonably

possible after the   execution by the parties of this Agreement, to reach

agreement as to the terms   and conditions which should be contained within

an operating agreement and   accounting procedure, to be effective January

1, 1990. Mesa and CIG shall   cooperate fully in such project so that an

operating agreement and accounting  procedure can be completed no later than September 1, 1987 As to the operating  agreement and accounting

procedure, Mesa and CIG agree that the A.A.P.L. Form   610-1982 Model Form

Operating Agreement, and the Copas 1984 Onshore Accounting   Procedure for

Joint Operations shall be utilized as a guideline by the parties  as the

"forms" within which the mutual agreement of the parties shall be incorporated. However, both Mesa and CIG acknowledge that each form shall

be   modified or amended to contain such provision as the parties shall

mutually   deem necessary including, but not limited to, the following items:


     (1)  The delivery to Mesa of all necessary production data, well files and records incident to all producing wells.


     (2)  The responsibility to maintain the oil and gas leases by the payment of royalties, rentals or shut-in payments, etc.


     (3)  The responsibility for making required production and pipeline nominations with the Texas Railroad Commission, and such other regulatory filings as may be required. The parties agree that CIG shall continue to make the pipeline nominations and have the right to  instruct Mesa of its nominations from the wells

          committed under the "B" Contract to the same extent as Mesa shall determine the nominations it wishes to make from such wells, and the composite nominations to the Railroad Commission for both parties shall then be made by Mesa to reflect such instructions.


     (4)  The establishment of an engineering committee to discuss various operational matters pertaining to the production, gathering and delivery of the natural gas and constituent elements.

     (5)  The specific rights and obligations of Mesa and *CIG as to the access to, and the *supervision and maintenance of, the

          production and gathering facilities, including but not limited to, employee duties  and responsibilities.

     (6)  The coordination and reconciling*g of production and gathering metering facilities.

     (7)  Notices and representatives of Mesa and CIG.

     (8)  Coordination of emergency responses and press releases.

     (9)  The allocation of capital costs to be charged to each party in the event of major construction or the commencement of additional development or exploratory wells, etc.

    (10)  The method of receiving and handling nominations and dispatching of natural gas to be delivered to CIG, taking into account the rights of both Mesa and CIG to receive natural gas with

          representative *Btu content from the wells committed to the "B"

          Contract. Mesa shall, in the good-faith exercise of its

          obligations as a prudent operator, give reasonable consideration to CIG's volumetric nominations and well scheduling requests, so as to permit CIG to operate the Gathering System in order to comply with its obligations to Mesa and third parties. Mesa and

          CIG shall cooperate, including having monthly meetings, in order to carry out this and other provisions of the operating

          agreement.


     (11) The terms of a cost-based, reasonable operating fee payable to

          Mesa by CIG.  The specific components of such fee shall be negotiated, but shall be based on the pro-rata portion of the costs incurred by Mesa in operating the wells.  The parties agree that the operating fee to be charged to CIG will be based upon

          Mesa's actual costs for each producing well capable of producing in commercial quantities, with such operating fee being charged to CIG on a prorata basis (i.e., such fee would be

          proportionately reduced to CIG s actual percentage of gas taken each month from total field production), such operating fee to be inclusive all of Mesa's direct and indirect administrative charges incurred by it, exclusive of any new capital costs but including overhead.

     (12) The terms under which Mesa shall indemnify and defend CIG and its agents from all claims arising out of the actions of Mesa under the operating agreement and accounting procedure, and the terms under  which CIG shall indemnify and defend Mesa and its agents from all claims arising out of the actions of CIG under the operating agreement and accounting procedure.

     (13) The responsibility for CIG's obligations to third parties under various agreements involving the West Panhandle Field.

     (14) The responsibility for Mesa to deliver to CIG, and CIG to receive at the wellhead meter inlet, all natural gas produced from wells committed to the "B" Contract.

     (15) The method for payment of royalties, production and property taxes,  so that each party bears its share of such expenses.


                                 ARTICLE VII.

                              JOINT UNDERTAKINGS.
                              ------------------


Section 7.01. Dismissal of Litigation.
------------  -----------------------

     Mesa and CIG will file within ten (10) business days after the

execution   of this Agreement the forms of orders of dismissal with

prejudice attached   hereto as Exhibits C and D. Neither CIG nor Mesa shall

argue or assert, by way   of res judicata, collateral estoppel or

otherwise, any interpretation or   consequence of such orders which is

broader than the scope of the Waiver and   Release of Claims referred to in

Section 7.02.



Section 7.02. Waiver and Release of Claims on the
------------  -----------------------------------

              Settlement Date.
              ---------------

     Concurrently with the execution of this Agreement, Mesa shall execute and deliver to CIG a Waiver and Release of Claims in the form attached hereto an

Exhibit E.


     Concurrently with the execution of this Agreement, CIG shall execute

and   deliver to Mesa a Waiver and Release of Claims in the form attached

hereto as   Exhibit E.


                                 ARTICLE VIII.

                             ADDITIONAL PROVISIONS
                             ---------------------


Section 8.01 "B" Contract
------------ ------------

     The rights and obligations of CIG and Mesa under the "B" Contract are modified only to the extent expressly required by the terms of this

Agreement and the instruments attached hereto and concurrently executed.



Section 8.02 Non-Alienation of Reserves
------------ --------------------------

     Mesa and CIG hereby affirm that it is their intent that nothing

contained   in this Agreement is to be construed as a sale, transfer or

alienation of   natural gas reserves prohibited by CIG's service agreements

and the orders of   the FERC in Docket No. G-1326 (issued March 1, 1951, at

10 FPC 778) and Docket    No. CP73-184 (issued January 7, 1974, at 51 FPC

74).



Section 8.03  Duly Constituted Authorities
------------  ----------------------------

     This Agreement is subject to valid laws, orders, rules and regulations of duly constituted authorities having jurisdiction in the premises.



                                  ARTICLE IX.

                                MISCELLANEOUS.
                                -------------


Section 9.01.  Notices.
------------   -------

     Notices and other communications provided for herein shall be in writing  and shall be delivered or mailed addressed at such address as the

party to be   addressed shall have provided the other party hereto for such

purposes. All   notices and other communications given to either party

hereto in accordance   with the provisions of this Agreement shall be

deemed to have been given when   sent by registered or certified mail, if

by mail, or when actually delivered,   in each case addressed to such party

in accordance with the latest unrevoked   direction from such party.



Section 9.02. Further Assurances.
------------  ------------------

     Each party hereto shall provide such further instruments, documents and assurances as shall be necessary or desirable to carry out, subject to the terms and conditions hereof, and shall do all things necessary or proper to carry out the provisions of this Agreement.



Section 9.03.  Enforcement.
------------   -----------

     Each party hereto shall be entitled to enforce this Agreement by all remedies available to it at law or otherwise, including, without limitation

and   where applicable, by action for specific performance.



Section 9.04.  Successors and Assigns.
------------   ----------------------

     This Agreement shall be binding upon and inure to the benefit of and

be   enforceable by the respective successors and assigns of the parties

hereto.   This Agreement shall not be assignable without the consent of the other party,  which consent shall not be unreasonably withheld.



Section 9.05.  Simultaneity of Actions.
------------   -----------------------

     All actions taken or occurring on the date of execution of this

Agreement,   including the execution of documents attached as Exhibits to this Agreement,  shall be deemed to have been taken or to have occurred

simultaneously on such   date. No such action shall be deemed to have been

taken or to have occurred  until all such actions have been taken or have occurred.


Section 9.06.  Governing Law.
------------   -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.



Section 9.07.  Headings.
------------   --------

     The titles of the several Articles and Sections of this Agreement are

used   herein solely for convenience of reference and shall be not be

deemed to be   parts hereof or to affect the construction hereof or

otherwise to be of any  force or effect.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to

be   executed by their duly authorized representatives as of the date first

written   above.

                                    MESA OPERATING LIMITED
                                         PARTNERSHIP

                                    By: Pickens Operating Co.,
                                        General Partner


WITNESS:                            By: /s/ Paul W. Cain
                                        ---------------------------
/s/ (Undecipherable)                    Paul W. Cain
----------------------------            President




                                    COLORADO INTEREST GAS
                                         COMPANY

                                    By: Pickens Operating Co.,
                                        General Partner


WITNESS:                            By: /s/ Michael G. Morris
                                        ---------------------------
/s/ Barbara J. Hanna                    Michael G. Morris
-------------------------               President

                                                              EXHIBIT A

                                                              May 29, 1987




Mesa Operating Limited Partnership
One Mesa Square
P. 0. Box 2009
Amarillo, Texas 79189-2009

     RE: Agreement Dated January 3, 1928,
         as Amended ("B" Contract)

Gentlemen:

     The purpose of this letter is to confirm the agreement of Colorado Interstate Gas Company ("CIG") and Mesa Operating Limited Partnership ("Mesa") regarding the agreement dated January 3, 1928, as amended, commonly known as the Amarillo "B" Contract.

     Mesa and CIG hereby agree that effective January l, 1990, the Amarillo "B" Contract shall be further amended as follows:

     1. Mesa shall assume the position of operator of the wells committed to the "B" Contract. The specific terms and conditions under which Mesa will operate such wells shall be negotiated and set forth in a definitive Operating Agreement which the parties contemplate executing no later than September 1, 1987.

     2. Notwithstanding that Mesa shall become operator on January 1, 1990, nothing in this amendment shall be construed to modify, amend, terminate or otherwise affect the title to all facilities, leases,reserves and other property committed to the "B" Contract.

     3. The provisions of Article V of the "B" Contract, as amemded, concerning CIG's costs of producing the gas subject to the "B" Contract shall be superseded by the provisions of the Operating Agreement referred to in Paragraph 1 hereof.

     4. The provisions of Article VI of the "B" Contract, as amended, concerning the gathering by CIG of the gas subject to the "B" Contract, shall be superseded by the terms of that certain Gathering Agreement, dated May 29, 1987, between CIG and Mesa.

     5. Except to the extent expressly set forth herein, the terms and provisions of the "B" Contract, as heretofore amended, shall remain in full force and effect.

     If the above is in accordance with your understanding of our agreement, please so indicate by signing in the space provided below.

                               Yours very truly,

                               COLORADO INTERSTATE GAS COMPANY



                               By: /s/ Michael G. Morris
                                   --------------------------
                                   Michael G. Morris
                                   President

Accepted and agreed to this
29th day of May, 1987

MESA OPERATING LIMITED PARTNERSHIP

By: Pickens Operating Company,
    General Partner

By: /s/ Paul W. Cain
    -------------------------------
    Paul W. Cain
    President

                                                                  EXHIBIT B

                            GATHERING AGREEMENT


     THIS AGREEMENT is made and entered into this 29th day of May, 1987, by and between Mesa Operating Limited Partnership ("Mesa") and Colorado

Interstate Gas Company ("CIG"), to be effective August 1, 1987.


     WHEREAS, Mesa and CIG have been involved in various disputes concerning the operation of and the charges made to Mesa by CIG regarding the West Panhandle Field Gathering System (the "Gathering System"), through which natural gas which is produced under the agreement, as amended and supplemented, entered on January 3, 1928, between Canadian River Gas

Company, as predecessor in interest to CIG, and Amarillo Oil Company, as predecessor in interest to Mesa (the "'B' Contract") is gathered and delivered; and

     WHEREAS, the parties have resolved their disputes and have agreed upon the appropriate gathering fees to be charged in the past, and the method of calculating such fees in the future for gathering and delivering such gas through the Gathering System; and

     WHEREAS, the parties have agreed upon certain procedures to be followed in order to avoid the recurrence of certain disputes regarding the operation of the Gathering System in the future;

     NOW,  THEREFORE, Mesa and CIG, in consideration of mutual promises,

covenants, releases and agreements contained herein, do agree as follows:


                                    I.

     For all natural gas delivered& through the Gathering System to Mesa or its predecessor, Amarillo Oil Company, under the "B" Contract for the period commencing October 1, 1984, through the Settlement Data as determined pursuant to the Agreement of Compromise and Settlement between the parties: (the "Settlement Date"), the amounts which Mesa or its predecessor, Amarillo Oil Company, has paid to crG shall be considered to be full and complete compennatiom for such gathering services. No further amounts shall be payable by Mesa, nor shall any refunds be owed by CIG, for such gathering services during such period, except for volumes delivered prior to the Settlement Date for which payment has not been made by that date. Mesa and CIG agree that Mesa shall pay CIC, as full and-complete compensation for such volumes delivered, at the same rate per Mcf that Mesa has been paying for deliveries during prior months in 1987, without-regard to amounts invoiced by CIG.


                                    II.

     CIG shall deliver to Mesa at the inlet to the Fain Processing Plant or such alternate delivery point as Mesa shall request (subject to CIC's right to reject such request, in whole or in part, in the reasonable exercise of its discretion giving due consideration to the interests of both parties),

the natural gas Mesa is entitled to receive under the "B" Contract. For 411 such deliveries to Mesa for the period from the Settlement Date through

December 31, 1989 the gathering fee payable by Mesa to CIG shall be 44 cents per Mcf.


                                   III.

     For all natural gas produced under the "B" Contract and delivered through the Gathering System to Mesa on and after January 1, 1990, CIG shall calculate gathering fee which will be based upon its annual costs,

which shall be the sum of (a) its direct out-of-pocket expenses (including all taxes not related to income taxes) reasonably incurred in operating the

Gathering System; (b) 20% of such actual, direct out-of-pocket expenses to compensate CIG for general and administrative expenses; (c)depreciation on the riginal cost of the Gathering System at the applicable depreciation rate for gathering, facilities owned by CIG, as approved in a final order of the Regulatory Commission (the "FERC"), with such depreciation not to accumulate beyond the gross plant cost; and (d) a return (including cost less accumulated depreciation for the Gathering System) at the applicable overall rate of return provided to CIG in a final order of the FERC.  Items

(c) and (d) will be adjusted retroactively, as appropriate, to reflect the effect of any final order of the FERC.  Mesa shall provide its prorata share of fuel actually used at its own cost (including any necessary facilities) for the gathering of all gas delivered to Mesa, and such fuel is provided by Mesa shall not be included in CIG's calculations of cost in operating the Gathering System. Mesa and CIG shall pursue with diligence the obtaining of any necessary regulatory approvals to carry out the terms of this Article III. CIG shall calculate and Mesa shall pay to CIG each month a gathering fee for the volumes gathered for Mesa and redelivered from the Gathering System during that month. Such gathering fee shall be estimated for each Mcf so delivered on the basis of the prior year's actual costs, as set forth above, divided by the total volumes of gas gathered and redelivered through the Gathering System for the prior year. Such estimate shall take into account any significant known and measurable changes expected to occur during the next billing year, if so agreed to by both parties. The estimated billing basis will be furnished to Mesa on or before

November 30th of the prior year. On or before the April 30th succeeding each billing year, CIG shall account to Mesa for actual costs and volumes,

with any necessary payment by one party to the other party due 30 days after such accounting is received by Mesa.


                                    IV.

     In the event that the FERC shall allocate or assign costs, by a final order in any proceeding involving rates charged by CIG, to deliveries of natural gas to Mesa through the Gathering System, or otherwise treat the gathering fee payable by Mesa, as if the gathering fee were greater than the amount otherwise payable by Mesa to CIG, Mesa shall increase as of the effective date of the FERC action the fee payable to CIG by an amount equal to 50 percent of the increase, as allocated to Mesa in the determination of

CIG's rates. In the event that such final order of the FERC shall have the effect of treating the gathering fee as if it were greater than 20 cents per Mcf more than the gathering fee otherwise payable by Mesa to CIG under this Agreement, then Mesa, upon request by CIG, agrees to moot with CIG and enter into good-faith negotiations to determine what new arrangements, if any, are equitable and reasonable under the circumstances in existence.


                                     V.

     CIG shall operate the Gathering System in a fair operator and without undue discrimination so an to reasonably assure that Mesa receives in the natural gas and drip liquids, if any, delivered to Mesa an average Btu content ("Delivered Btu") representative of the average Btu content found in the natural gas produced from all wellecommitted under the "B" Contract

("B Contract Btu"). In the event that the Delivered Btu during any fiscal year exceeds two percent (2%) greater or less than the B Contract Btu during that fiscal year, CIG shall correct the imbalance in the Delivered

Btu to the extent such imbalance exceeds two percent greater or less than the B Contract Btu by delivering natural gas containing a higher or lower average Btu content than that contained in the B Contract Btu during the next fiscal year and thereafter until such time as the imbalance has been reduced to within such two percent of the average. To the extent any additional facilities are reasonably necessary to correct such imbalance,

Mesa shall have the option to request the installation of such facilities,

provided that Mesa agrees to reimburse CIG for all costs reasonably incurred in constructing and installing same. If Mesa chooses not to request installation of such facilities, CIG's obligation to Mesa, if any,

to deliver natural gas containing Delivered Btu within two percent (2%) of the "B" Contract Btu shall be suspended to the extent such additional facilities are necessary.


                                    V.

     CIG acknowledges that Mesa is involved in a pending lawsuit, (Mapco

Westpan, Inc. v. Pioneer Corp., Case No. 62,922-A, 47th Judicial District

Court, Potter County, Texas). CIC agrees, based upon Mesa's claims of ownership liquids asserted in such lawsuit, to collect such drips over which it has control, on a monthly basis, and to use reasonable efforts for the marketing of such drips to achieve the highest net value.  As soon as reasonably possible, CIG agrees to file with the District Court of Potter

County, Texas, an appropriate interpleader action wherein CIC shall tender on a continuing basis the not revenues attributable to the sale of such drips, into the registry of such Court; and petition such Court to ascertain the lawful owner of such drips and the revenues attributable thereto. In consideration of CIC's filing the interpleader suit as required herein, Mesa hereby agrees to defend, indemnify, and hold CIG harmless from and against any and all claims, damages, losses, causes of actions,

judgments or other actions, including costs of suit and attorneys fees, if any, which may arise directly from the interpleader suit to be filed by

CIG, and which may be brought about, through and by virtue of, claims and/or demands which Mapco Westpan, Inc., its predecessors and successors in interest allege to have suffered as a result of the denial to it of the possession of the drips as aforesaid. Upon the conclusion of such interpleader action, CIG and Mesa shall enter into a new arrangement, if applicable, consistent with the court's judgment.


                                      VII.

     CIG and Mesa shall keep records sufficient to document requests or nominations by Mesa for gas deliveries from CIG, and deliveries by CIC to

Mesa. Each party shall have the right at all reasonable times to examine the books, records and charts of the other party to the extent necessary to verify the accuracy of any request or nomination, statement, payment calculation or determination made pursuant to the provisions of this

Agreement. If any error shall be discovered, proper adjustment and correction thereof shall be made and any refunds due shall be made as promptly as practicable thereof tor.


  IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their duly authorized representatives as of the date first written above.


                                  MESA OPERATING LIMITED PARTNERSHIP

                                  By: Pickens Operating Co.,
                                      General Partner


                                  By: /s/ Paul W. Cain
                                      ------------------------
                                      Paul W. Cain
                                      President


                                  COLORADO INTERSTATE GAS COMPANY



                                  By: /s/ Michael Morris
                                      ----------------------------
                                      Michael Morris
                                      President

                                                                  EXHIBIT C




                     IN THE UNITED STATES DISTRICT COURT
                     FOR THE NORTHERN DISTRICT OF TEXAS
                               AMARILLO DIVISION


MESA OPERATING LIMITED              S
PARTNERSHIP,                        S
               Plaintiff,           S
VS.                                 S       Civil Action No.
                                    S          2-86-0300
COLORADO INTERSTATE GAS             S
COMPANY,                            S
                                    S
               Defendant.           S


                   ORDER DISMISSING CLAIMS WITH PREJUDICE
                   --------------------------------------

     On the _____ day of _______________ 1987, came on for consideration a stipulation of dismissal with prejudice filed by all parties to this suit.

The Court is of the opinion that the stipulation is in order and should be granted. It is therefore:


     ORDERED that all claims of Mesa Operating Limited Partnership against

Colorado Interstate Gas Company in this suit are dismissed with prejudice;

and it is further,


     ORDERED that all claims filed by Colorado Interstate Gas Company against Mesa Operating Limited Partnership in this suit are dismissed with prejudice.

                                      ________________________________
                                      Judge Presiding

                                 EXHIBIT D


DISTRICT COURT, COUNTY OF EL PASO, STATE OF COLORADO

Civil Action No. 86CV5573, Division 9

_________________________________________________________________________

ORDER OF DISMISSAL
_________________________________________________________________________


COLORADO INTERSTATE GAS COMPANY,

               Plaintiff,

V.

MESA OPERATING LIMITED PARTNERSHIP,

               Defendant.

_________________________________________________________________________


     Came on for consideration the stipulation for dismissal of Plaintiff

Colorado Interstate Gas Company (CIG) and Defendant Mesa Operating Limited

Partnership (Mesa) in the above-captioned action. The Court is of the opinion that the stipulation is in order and should be granted. It is therefore:

     ORDERED that all claims by Plaintiff CIG against Mesa in this suit be dismissed with prejudice; save and except those claims relating to

Mesa's alleged breach of the Celeron Agreement, which is dismissed without prejudice; it is further

     ORDERED that all claims by Mesa against CIG in this suit be dismissed with prejudice.

DATED this _____ day of _______________, 1987.

                                    ______________________________________
                                    Judge Presiding

                                                                 EXHIBIT E


                      WAIVER AND RELEASE OF CLAIMS BY
                    MESA OPERATING LIMITED PARTNERSHIP



KNOW ALL MEN BY THESE PRESENTS THAT:




     WHEREAS, Mesa Operating Limited Partnership (hereinafter referred to as "Mesa"), a limited partnership organized under the laws of the State of

Delaware with its principal place of business in Amarillo, Texas has compromised certain claims against Colorado Interstate Gas Company

(hereinafter referred to as "CIG"), a corporation organized under the laws of the State of Delaware with its principal place of business in Colorado

Springs, Colorado; and


     WHEREAS, in connection with such compromise, Mesa has agreed to execute and deliver a waiver and release of certain claims, and this waiver and release of claims is being executed and delivered pursuant to such agreement; and

     WHEREAS, for the purposes hereof the term "Claim" shall mean any right, remedy, claim or other action or assessment for money or other property (as damages, either direct or indirect, or otherwise) and for breach of contract, for rescission, for termination, for specific performance or for other equitable relief, and whether arising under an agreement, as amended and supplemented, initially entered on January 3,

1928, between Amarillo Oil Company (hereinafter referred to as "AOC"), as predecessor to Mesa, and Canadian River Gas Company, as predecessor to

CIG, (hereinafter, as the same has been or may hereafter be amended,

modified or supplemented, referred to as the "B" Contract) or at common law or in equity or created by any rule of law, regulatory order, rule or regulation, statute, constitution or otherwise, and whether now known or unknown, discovered or undiscovered, disclosed or undisclosed, fixed or contingent, and whether or not asserted or unasserted, in any litigation,

including but not limited to, the Amarillo Litigation or the Colorado

Springs Litigation, by or on behalf of Mesa or any subsidiary, parent,

partner or affiliate thereof or any direct or indirect customer of any thereof against CIG or Canadian River Gas Company, its predecessor in interest, or any subsidiary or affiliate, or any director, officer,

employee, partner, agent or stock holder, pant, present, or future, of any thereof which constitutes, is tantamount to, relates to, arises out of or is based upon:

             (a)  overcharges by CIG for any quantity of natural gas

                  delivered by CIG to Mesa under the "B" Contract at any

                  time or times prior to the Settlement Date whether such

                  charges shall relate to compensation for production,

                  compression, gathering, delivery, or any other aspect of

                  the provision of volumes of natural gas to Mesa or AOC

                  under the "B" Contract;

             (b)  the failure of CIG to deliver the volumes of gas

                  required to be delivered by CIG to Mesa or AOC under the

                  "B" Contract at any time or times prior to the

                  Settlement Date; or

             (c)  the failure of CIG to deliver to Mesa or AOC natural gas containing field wide average Btu content at any time or

                  times prior to the Settlement Date;

             (d)  the failure to account to Mesa or AOC for the proceeds of gas condensate liquids ("drips") collected from the "B"

                  Contract gas at any time or times prior to the Settlement

                  Date; or

             (e)  any other Claim for alleged breach of, or failure to

                  comply in any respect with, the "B" Contract, at any time

                  or times prior to the Settlement Date; and

     WHEREAS, for the purposes hereof, the term "Amarillo Litigation" shall mean that lawsuit instituted by Mesa against CIG, and all causes of action asserted therein, whether as a claim or counterclaim, in the District

Court of Potter County, Texas, 251st Judicial District, Cause No. 68

002C, and subsequently removed to the United States District Court for the

Northern District of Texas, Civil Action No. 2-86-0300; and


     WHEREAS, for the purposes hereof, the term "Colorado Springs

Litigation" shall mean that lawsuit instituted by CIG against Mesa, and all causes of action asserted therein, whether as a claim or counterclaim,

in the District Court of El Paso County, Colorado, Civil Action No. 86 CV

5573; and


     WHEREAS, for the purposes hereof, the term "Settlement Date" shall mean the date upon which the Agreement of Compromise and Settlement between

Mesa and CIG shall become effective, which shall be August 1, 1987, or such other business day in the State of Texas selected by mutual agreement in writing of Mesa and CIG;


     NOW, THEREFORE, in consideration of the aforesaid compromise and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Mesa does fully, finally and forever release CIG

Canadian River Gas Company, and the subsidiaries, affiliates directors,

officers, employees, partners, agents and stock holders, in each case past,

present, and future, of each thereof from all Claims which Claims Mesa agrees shall, from and after the Settlement Date, be fully and finally released and forever waived regardless of the occurrence or nonoccurrence of any event or events after the Settlement Date, and, further Mesa undertakes, covenants and agrees that, from and after the Settlement Date,

it shall never litigate or relitigate or cause or permit any person acting for it or in its behalf to litigate or relitigate, directly or indirectly,

collaterally or otherwise, any Claim or other issue resolved by the said compromise, and Mesa undertakes that it has not and will not assign any

Claims in whole or in part.


     To the extent that litigation is instituted against Mesa by any party other than CIG with respect to Claims otherwise released hereunder, this

Waiver and Release shall be null and void and of no further effect to the extent of such third-party litigation, and Mesa may assert in defense of such third-party litigation any cross claim or third-party claim against

CIG as if this Waiver and Release had never been entered into.


     IN WITNESS WHEREOF, Mesa has caused these presents to be executed by its duly authorized representative this 29th day of May, 1987, in the presence of the undersigned competent witness.


                                     MESA OPERATING LIMITED PARTNERSHIP

                                     By: Pickens Operating Co.,
                                         General Partner


                                     By: /s/ Paul W. Cain
                                         ------------------------------
                                         Paul W. Cain
                                         President


WITNESS:


/s/ Stephen A. Wakefield
---------------------------------

                              ACKNOWLEDGEMENT

STATE OF  TEXAS
          -----

COUNTY OF HARRIS
          ------


     On this the 29th day of May, 1987, before me appeared

Paul W. Cain to me personally known, who, being by me
------------
duly sworn did say that he is the President of Mesa Operating
                                  ---------
Limited Partnership, and that the seal affixed to said instrument is the official seal of said partnership and that the instrument was signed and sealed in behalf of the partnership by authority of its Management

Committee and that he acknowledged the instrument to be the free act
                   --
and deed of the partnership.

                                     /s/ Cindy Cavness
                                     -----------------------------------
                                     NOTARY PUBLIC, IN AND FOR THE STATE
                                         OF TEXAS
                                            -----


                                     CINDY CAVNESS
                                     -----------------------------------
                                     PRINTED NAME OF NOTARY PUBLIC


                                     My Commission Expires:


                                     03-12-90
                                     -----------------------------------

                                                                 EXHIBIT F


                      WAIVER AND RELEASE OF CLAIMS BY

                      COLORADO INTERSTATE GAS COMPANY



KNOW ALL MEN BY THESE PRESENTS THAT:



     WHEREAS, Colorado Interstate Gas Company (hereinafter referred to as

"CIG"), a corporation organized under the laws of the State of Delaware with its principal place of business in Colorado Springs, Colorado, has compromised certain claims against Mesa Operating Limited Partnership

(hereinafter referred to as "Mesa"), a limited partnership organized under the laws of the State of Delaware with its principal place of business in

Amarillo, Texas; and


     WHEREAS, in connection with such compromise, CIG has agreed to execute and deliver a waiver and release of certain claims, and this waiver and release of claims is being executed and delivered pursuant to such agreement; and


     WHEREAS, for the purposes hereof the term "Claim" shall mean any right, remedy, claim or other action or assessment for money or other property (as damages, either direct or indirect, or otherwise) and for breach of contract, for rescission, for termination, for specific performance or for other equitable relief, and whether arising under an agreement, as amended and supplemented, initially entered on January 3,

1928, between Canadian River Gas Company, as predecessor to CIG, and

Amarillo Oil Company (hereinafter referred to as "AOC"), as predecessor to

Mesa, (hereinafter, as the same has been or may hereafter be amended,

modified or supplemented, referred to as the "'B' Contract") or at common law or in equity or created by any rule of law, regulatory order, rule or regulation, statute, constitution or otherwise, and whether now known or unknown, discovered or undiscovered, disclosed or undisclosed, fixed or contingent, and whether or not asserted or unassorted, in any litigation,

including but not limited to the Amarillo Litigation or the Colorado

Springs Litigation, by or on behalf of CIG or any subsidiary, parent or a affiliate thereof or any direct or indirect customer of CIG against Mesa or

AOC, or any subsidiary or affiliate, or any director, officer, employee,

partner, agent, or stock holder, past, present, or future, of any thereof which constitutes, is tantamount to, relates to, arises out of or is based upon:

          (a)  the failure, whether actual or anticipated, of Mesa or AOC to fully and adequately compensate CIG for any quantity of natural gas delivered by CIG to Mesa or AOC under the "B"

               Contract at any time or times prior to the Settlement Date whether such charges shall relate to compensation for

               production, compression, gathering, delivery, or any other aspect of the provision of volumes of natural gas to Mesa or

               AOC under the "B" Contract, except for volumes delivered

               prior to the Settlement Date for which payment has not been made by that date;

          (b)  the failure of Mesa or AOC to negotiate in good faith a new gathering fee for quantities of gas delivered by CIG to Mesa or AOC under the "B" Contract at any time or times prior to the Settlement Date;

          (c)  the extraction and sale or use by Mesa or AOC of ethane,

               propane, and heavier hydrocarbons from the stream of gas

               delivered by CIG to Mesa or AOC at any time or times prior to the Settlement Date;

          (d)  the operation of the New Fain Gas Processing Plant by Mesa or AOC to extract hydrocarbons from the gas stream in a

               manner alleged to cause CIG to deliver volumes of natural

               gas which would otherwise be greater than that amount

               required to serve the City of Amarillo and its environs at any time or times prior to the Settlement Date; or

          (e)  any other claim for alleged breach of, or failure to comply in any respect with, the "B" Contract, at any time or times prior to the Settlement Date; and


     WHEREAS, for the purposes hereof, the term "Amarillo Litigation" shall mean that lawsuit instituted by Mesa against CIG, and all causes of action asserted therein, whether as a claim or counterclaim, in the District Court of Potter County, Texas, 251st Judicial District, Cause No. 68 002C, and

subsequently removed to the United States District Court for the Northern

District of Texas, Civil Action No. 2-86-0300; and


     WHEREAS, for the purposes hereof, the term "Colorado Springs

Litigation" shall mean that lawsuit instituted by CIG against Mesa, and all causes of action asserted therein, whether as a claim or counterclaim, in the District Court of El Paso County, Colorado, Civil Action No. 86 CV

5573; and


     WHEREAS, for the purposes hereof, the term "Settlement Date" shall mean the date upon which the Agreement of Compromise and Settlement between

Mesa and CIG shall become effective, which shall be August 1, 1987, or such other business day in the State of Texas selected by mutual agreement in writing by Mesa and CIG;


     NOW, THEREFORE, in consideration of the aforesaid compromise and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, CIG does fully, finally and forever release Mesa, AOC,

and the subsidiaries, affiliates, directors, officers, employees, partners,

agents, and stock holders, in each case past, present, and future, of each thereof from all Claims which Claims CIG agrees shall, from and after the

Settlement Date, be fully and finally released and forever waived regardless of the occurrence or nonoccurrence of any event or events after the Settlement Date, and, further CIG undertakes, covenants and agrees that, from and after the Settlement Date, it shall never litigate or relitigate or cause or permit any person acting for it or in its behalf to litigate or relitigate, directly or indirectly, collaterally or otherwise,

any claim or other issue resolved by the said compromise, and CIG undertakes that it has not and will not assign any Claims, in whole or in part.


     To the extent that litigation is instituted against CIG by any party other than Mesa with respect to Claims otherwise released hereunder, this

Waiver and Release shall be null and void and of no further effect to the extent of such third-party litigation, and CIG may assert in defense of such third-party litigation any cross claim or third-party claim against

Mesa as if this Waiver and Release had never been entered into.



     IN WITNESS WHEREOF, CIG has caused these presents to be executed by its duly authorized representative this 29th day of May, 1987, in the presence of the undersigned competent witness.


                                  COLORADO INTERSTATE GAS COMPANY


WITNESSES:                        By: /s/ Michael G. Morris
                                      -------------------------------
                                      Michael G. Morris
                                      President
/s/ Barbara J. Hanna
--------------------------------

                                                       EXHIBIT F

                              ACKNOWLEDGEMENT

STATE OF MICHIGAN
         --------

COUNTY OF WAYNE
          -----


     On this the 29th day of May, 1987, before me appeared

Michael G. Morris to me personally known, who, being by me
-----------------
duly sworn did say that he is the President of Colorado
                                  ---------
Interstate Gas Company, and that the seal affixed to said instrument is the official seal of said corporation and that the instrument was signed and sealed in behalf of the corporation by authority of its Board of Directors and that he acknowledged the instrument to be the free act
         --
and deed of the corporation.

                                     /s/ Judy M. Finnern
                                     ----------------------------------
                                     NOTARY PUBLIC, IN AND FOR THE STATE
                                         OF MICHIGAN
                                            --------


                                     JUDY M. FINNERN
                                     ----------------------------------
                                     PRINTED NAME OF NOTARY PUBLIC




                                     My Commission Expires:

                                     JUDY M. FINNERN
                                     ----------------------------------
                                     Notary Public, Macomb County, Michigan
                                     Acting in Wayne County
                                     My Commission Expires June 28, 1989

                      AMENDMENT TO GATHERING AGREEMENT

     This Amendment to Gathering Agreement is made and entered into as of this 15th day of July, 1990, by and between Mesa Operating Limited

Partnership ("Mesa") and Colorado Interstate Gas Company ("CIG").

     WHEREAS, Mesa and CIG entered into that certain Gathering Agreement dated May 29, 1987 (but effective August 1, 1987) covering certain deliveries by CIG to Mesa from the West Panhandle Field;

     WHEREAS, a disagreement has arisen between the parties as to the specific conditions under which Mesa is to provide its pro rata share of fuel gas in kind as described in the Gathering Agreement;

     WHEREAS, Mesa and CIG wish to resolve such dispute and to provide for an option for Mesa to purchase fuel gas or to supply fuel gas in kind in conjunction with the execution of other related documents of even date.

     NOW, THEREFORE, Mesa and CIG, in consideration of the mutual promises contained herein and other good and valuable consideration, do hereby agree that effective as of July 15, 1990:

     1.  The third sentence of Article III of the Gathering Agreement is deleted:

     2.  The following new Article IV shall be added to the Gathering

Agreement:

         Subject to the provisions of this Article IV, Mesa shall

     have the option of providing its pro rata share of fuel in kind (in MMBtus) at its own cost (including any necessary

     facilities) for the gathering of all gas delivered to Mesa or separately pay CIG, at its WACOG, for Mesa's pro rata share of fuel actually used.  "CIG's WACOG" means CIG's projected weighted average cost of gas from all field sources, as shown in CIG's Quarterly Purchased Gas Adjustment (PGA) filing with the FERC.  In the event CIG no longer files a quarterly PGA,

     CIG and Mesa shall negotiate a substitute measure of CIG's

     WACOG.  If Mesa elects to provide such fuel in-kind, then such fuel reimbursement volumes shall be delivered to CIG from the wells or other delivery points listed on Exhibit "A" hereto which is made a part of this Agreement.

         Prior to November 30, 1990, and each November 30 thereafter,

     CIG and Mesa shall agree upon an estimate of Mesa's pro rata share of fuel gas to be used in calendar year 1991, and each calender year thereafter.  In agreeing to such an estimate, the parties shall consider Mesa's pro rata share of fuel actually used during the most recent 12-month period for which such data is available, any underage or overage in fuel reimbursement volumes identified to date, Mesa's expected take requirements under the "B" Contract, historic field compressor fuel usage,

     and other relevant factors.  Prior to November 30, 1990, and each November 30 thereafter, CIG shall also provide Mesa, as part of the estimated billing basis described in Article III hereof, an estimate of the cost of fuel, based on CIG's WACOG,

     if purchased by Mesa from CIG in accordance with the provisions of this Article IV.

         Prior to January 1, 1991, and each January 1 thereafter,

     Mesa shall notify CIG in writing of its election to provide a designated percentage of its pro rata share of fuel in kind and pay for any remaining share for the upcoming calendar year at a price equal to CIG's WACOG.  If Mesa elects to provide all or part of its pro rata share of fuel in kind, Mesa's share for a calendar year shall be delivered to CIG any time during the period April through October (Summer Period) commencing with the calendar year 1991; provided, however, Mesa shall have the right to deliver to CIG at a daily rate of flow, of 1/120th of the estimated annual fuel usage volume each day of the Summer

     Period until a volume equal to the estimated annual fuel use volume has been delivered.  For any month of a Summer Period in which Mesa elects to deliver fuel in kind, Mesa shall provide monthly and daily volume nominations consistent with Article VI of the Storage Service Agreement between CIG and Mesa dated July 15,

     1990.  CIG shall have the right to curtail such deliveries for up to a total of 60 days during any Summer Period.

         If during a particular calendar year, the estimate of Mesa's pro rata share of fuel gas to be used during such calendar year is either more or less than Mesa's pro rata share of fuel gas actually used; then the estimate for the immediately succeeding calendar year shall be either decreased or increased by the amount of such excess or deficient estimate.  Further, if during a particular calendar year, the volume of fuel gas which Mesa delivered in kind to CIG plus the volume of fuel gas which Mesa purchased from CIG, all as provided for herein, was either more or less than Mesa's pro rata share of fuel gas actually used during such calendar year, then the estimate of the volume of fuel gas which Mesa would otherwise be obligated to deliver in kind or purchase from CIG during the immediately succeeding calendar year shall be reduced or increased by the amount of such excess or deficient volume.

         In lieu of providing the designated percentage of its pro rata share of fuel in kind for a calendar year, Mesa may elect to pay for its share at CIG's WACOG.

         For gas so purchased from CIG, CIG will invoice Mesa and Mesa will pay CIG monthly (as part of the gathering fee described in

     Article III) based on CIG's estimate of Mesa's pro rata share of fuel used during the year.  On or before April 30, 1991, and each

     April 30 thereafter, CIG shall account to Mesa (as part of the accounting described in Article III above) for Mesa's share of fuel actually used in the prior calendar year (if Mesa paid CIG for fuel in the prior year).

         CIG and Mesa agree that CIG will provide Mesa with a minimum of 100 psig delivery pressure at the outlet of CIG's meter station at Field Station 20 on as consistent a basis as is practicable in light of the prudent operation of the Gathering System.  If CIG's failure to do so is the cause for Mesa being unable to take its allowed Maximum Daily Volumes pursuant to Section 2.4(a) of the

     Supplemental Stipulation and Agreement dated July 15, 1990, Mesa shall have the right to make up such deficient volume at any time by having the option of taking up to 5 Mmcfd in excess of its then current Maximum Daily Volume (as set forth in the aforementioned

     Supplemental Stipulation and Agreement) until the deficiency is made up.  Mesa's right to make up such deficient volumes shall be subject to: (1) Mesa's providing notice to CIG not less than 24 hours in advance of the gas day upon which Mesa plans to take such make-up volumes in excess of its Maximum Daily Volume set forth in the Supplemental Stipulation and Agreement; and (2) Mesa shall have no right to any such make up volumes on any Peak Day as described in Section 2.5(b) of the Supplemental Stipulation and Agreement.

     Such right of make-up shall be Mesa's sole remedy in the event CIG is unable to provide the 100 psig delivery pressure, except that in the event Mesa is unable to make up any deficiency within the following six months because of CIG's failure to maintain the above-

     described 100 psig delivery pressure so that Mesa can take the make-

     up volumes plus other volumes to which Mesa is entitled, Mesa may pursue in addition any other remedy or remedies that it may have.

     CIG and Mesa further agree that the facility and operating costs associated with any new facilities required to meet such pressure shall be treated in accordance with this Agreement.

     3.  The existing Articles designated successively as "IV," "V,"

"V"{sic}, and "VII" shall be renumbered Articles "V,", "VI," "VII" and

"VIII" respectively.

     4.  This Amendment to Gathering Agreement shall continue in full force and effect from July 15, 1990, until (i) the Supplemental Stipulation and

Agreement dated July 15, 1990, is terminated in accordance with Section

4.1(a) thereof or (ii) an event described in Section 5.2 thereof occurs.

Upon termination of the Supplemental Stipulation and Agreement, the terms and provisions of the Gathering Agreement shall remain as if this Amendment to Gathering Agreement was never entered into.

     5.  As amended herein and subject to the provisions of Paragraph 4 above, the Gathering Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, CIG and Mesa cause this Amendment to Gathering

Agreement to be executed by the duly authorized representatives to be effective as of the date first written above.

                                    COLORADO INTERSTATE GAS COMPANY

                                    By: /S/ C. S. Hobbs
                                        ----------------------------
                                        C. S. Hobbs
                                        Senior Vice President


                                    MESA OPERATING LIMITED PARTNERSHIP,
                                      a Limited Partnership,
                                    By:  PICKENS OPERATING COMPANY.
                                         General Partner


                                    By:  /S/ Claude Jenkins
                                         ------------------------------
                                         Claude Jenkins
                                         Vice President Marketing

                               July 10, 1990

FEDERAL EXPRESSED
-----------------

Donald E. Williams, Esquire          John E. Archibold, Esquire
John P. Roddy, Esquire               Staff Counsel
Staff Counsel                        Colorado Public Utilities Commission
Federal Regulatory Commission        1580 Logan Street
825 North Capitol Street, N.E.       Denver CO  80202
Washington DC  20426
                                     Stephen H. Kaplan, Esquire
Mr. Jon R. Whitney                   Office of City Attorney
Executive Vice President and         City and County of Denver
  Chief Operating Officer            City and County Building - Room 353
Colorado Interstate Gas Company      Denver Co  80202
2 North Nevada
Colorado Springs CO  80944
                                     Gregory L. Johnson, Esquire
                                     City of Colorado Springs
James K. Tarpey, Esquire              104 South Cascade Avenue - Suite 204
Counsel for                          Colorado Springs CO  80903
Public Service Company of Colorado
Western Slope Gas Company and        James K. McElligott, Esquire
Cheyenne Light, Fuel & Power Company Natural Gas Pipeline Company of
Kelly, Stansfield & O'Donnell           America
550 Fifteenth Street - Suite 900     701 East 22nd Street
Denver CO  80202                     Lombard IL  60140

Gentlemen:

          Subject:  Uncontested Settlement Agreements on
                    Reserved Issues; In the Matter of
                    Colorado Interstate Gas Company,
                    FERC Docket No. RP79-59

     On December 31, 1980, the Federal Energy Regulatory Commission Staff, Amarillo Oil Company {predecessor-in-interest to Mesa Operating Limited Partnership ("Mesa")}, Colorado Interstate Gas Company ("CIG") and the other parties to whom this letter is addressed entered into the Uncontested Settlement Agreement on Reserved Issues relating to certain matters arising connection with deliveries of gas from CIG to Amarillo Oil Company from the West Panhandle Field pursuant to the "B" Contract dated January 3, 1928, as described more fully in the proceedings in which the Uncontested Settlement was filed, Colorado Interstate Gas Company, FERC Docket No. RP79-59. The Uncontested Settlement was accepted and approved by FERC order dated March 4, 1981. 14 F.E.R.C. para. 61,216.

     Many fundamental changes have taken place in the natural gas industry and in the marketplace since the Uncontested Settlement was entered into in 1980. The Uncontested Settlement was devised in the midst of an acute natural gas shortage, whereas at present there is adequate gas deliverability. In contrast, the volumetric limits on "B" Contract deliveries to Mesa are unchanged from the original provisions that were negotiated under conditions of severe shortage. Moreover, gas is available at prices now that generally lower than the prices of available supplies in 1980. However, because of its automatic escalation provisions, the

Uncontested Settlement requires substantially larger surcharge payments now than in the years when it first went into effect.

     For these reasons and others, Mesa believes that the provisions of the Uncontested Settlement are inappropriate in the light of current conditions and unfair to Mesa. The Uncontested Settlement, in Paragraph 3.1, reserves to Mesa, as well as to other parties, the right to withdraw from the Uncontested Settlement and thereby terminate it. Because of the wide disparity between the terms of the Uncontested Settlement and current conditions, Mesa has determined that it must exercise this right. However, before doing so, Mesa entered into discussions with CIG to explore the possibility of reaching a new settlement to replace the Uncontested Settlement. These negotiations have resulted in an agreement between Mesa and CIG to a proposed new settlement that Mesa believes is fair to CIG and its customers, as well as to Mesa.

     In accordance with its agreement with CIG, Mesa is withdrawing from the Uncontested Settlement effective July 15, 1990, and pursuant to Paragraph 3.1 of the Uncontested Settlement, Mesa hereby gives notice of such withdrawals. A copy of Mesa's notice to the Commission is enclosed with this letter.

     If approved by the FERC, the new proposed settlement is to take effect on July 15, 1990. Pending Commission consideration and approval of the proposed settlement, Mesa has agreed to abide by the volumetric limits in the proposed settlement and to pay into escrow the amounts required under it.

     The proposed settlement documents will be furnished to you as soon as possible. Mesa, as well as CIG, will be ready to answer any questions or discuss any comments that you may have.

                                    Sincerely,

                                    MESA OPERATING LIMITED PARTNERSHIP
                                   By  Pickens Operating Co.,
                                        General Partner

                                    By  /s/ Paul C. Cain
                                        ------------------------------
                                        Paul C. Cain, President and
                                        Chief Operating Officer

nr

Enclosure

                               July 10, 1990





Lois D. Cashell, Secretary
Federal Energy Regulator Commission
825 North Capitol Street, N.E.
Washington DC  20426

Dear Ms. Cashell:

          Subject:  Uncontested Settlement Agreement on
                    Reserved Issues; In the Matter of
                    Colorado Interstate Gas Company,
                    FERC Docket No. RP79-59

     Reference is made to the Uncontested Settlement Agreement on Reserved Issues (the "Uncontested Settlement") dated December 31, 1980, entered into among Federal Energy Regulatory Commission Staff, Colorado Interstate Gas Company ("CIG"), Amarillo Oil Company {predecessor-in-interest to Mesa Operating Limited Partnership ("Mesa"}], Public Service Company of Colorado, the Colorado Public Utilities Commission, Western Slope Gas Company, Cheyenne Light, Fuel & Power Company, the City and County of Denver, the City of Colorado Springs and Natural Gas Pipeline Company of America. The Uncontested Settlement was accepted and approved by order dated March 4, 1981, in Colorado Interstate Gas Company, FERC Docket No. RP79-59, 14 F.E.R.C. para. 61,216.

     Pursuant to Paragraph 3.1 of the Uncontested Settlement, Mesa as successor-in-interest to Amarillo Oil Company hereby gives notice of withdrawal from the Uncontested Settlement effective July 15, 1990.

                                    Sincerely,

                                    MESA OPERATING LIMITED PARTNERSHIP
                                   By  Pickens Operating Co.,
                                        General Partner

                                    By  /S/ Paul C. Cain
                                        ------------------------------
                                        Paul C. Cain, President and
                                        Chief Operating Officer

nr

Copy to FERC Staff Counsel
        All Parties to the Uncontested Settlement
           Agreement on Reserved Issues


                                               EXHIBIT "A"

                                TO THAT AMENDMENT TO GATHERING AGREEMENT

                                                 between

                                 COLORADO INTERSTATE GAS COMPANY (Buyer)

                                                   and

                                   MESA OPERATING LIMITED PARTNERSHIP
                               Acting on Behalf of Itself and as Agent for
                              MESA MIDCONTINENT LIMITED PARTNERSHIP (Seller)

                                          DATED:  July 15, 1990


                                  SOURCE OF GAS AND DELIVERY POINT(S).



Delivery Point/                                              Meter           Working           Percent of
   Well Name                         Location                  No.           Interest           Ownership
----------------                   ------------              -------        ---------          ----------

Akers, Barnery 1                   05-26S-39W                001630           100.00             100.00
                                   Hamilton, KS

Akers, Barnery 2-5                 05-26S-39W                001631           100.00             100.00
                                   Hamilton, KS

Brothers, I.S. 1                   09-26S-39W                020620           100.00             100.00
                                   Hamilton, KS

Brothers 2A                        03-26S-39W                020690           100.00             100.00
                                   Hamilton, KS

Brothers 3-3                       03-26S-39W                020600           100.00             100.00
                                   Hamilton, KS

Brothers 4-9                       09-26S-39W                020700           100.00             100.00
                                   Hamilton, KS

Brothers 5-9                       09-26S-39W                020710           100.00             100.00
                                   Hamilton, KS

Fed Farm Mortgage 1-10             10-26S-39W                033758           100.00             100.00
                                   Hamilton, KS

Fields, R. S. 1-36                 36-25S-39W                035100           100.00             100.00
                                   Hamilton, KS

Frease, E. M. 1                    20-26S-39W                036420           100.00             100.00
                                   Hamilton, KS

Frease, E. M. 2-20                 20-26S-39W                036421           100.00             100.00
                                   Hamilton, KS

Frease, E. M. 3-25                 25-25S-39W                036422            50.00              50.00
                                   Hamilton, KS


Delivery Point/                                              Meter           Working           Percent of
   Well Name                         Location                  No.           Interest           Ownership
----------------                   ------------              -------        ---------          ----------

Hattrup, L. J. 1                   30-26S-39W                043310           100.00             100.00
                                   Hamilton, KS

Hattrup 2-30                       30-26S-39W                043290           100.00             100.00
                                   Hamilton, KS

Heltemes, N. A. 1                  19-26S-39W                044160           100.00             100.00
                                   Hamilton, KS

Heltemes, N. A. 2                  36-26S-40W                044210           100.00             100.00
                                   Hamilton, KS

Heltemes, N. A. 3                  25-26S-40W                044260           100.00             100.00
                                   Hamilton, KS

Heltemes 1-36                      36-26S-40W                044140           100.00             100.00
                                   Hamilton, KS

Heltemes 4-19                      19-26S-39W                044143           100.00             100.00
                                   Hamilton, KS

Heltemes 5-25                      25-26S-40W                044144           100.00             100.00
                                   Hamilton, KS

Hoffman, C. A. 1                   16-26S-39W                046460           100.00             100.00
                                   Hamilton, KS

Hoffman, C. A. 2-16                16-26S-39W                046340           100.00             100.00
                                   Hamilton, KS

Lampe, John 1                      08-26S-39W                054940           100.00             100.00
                                   Hamilton, KS

Lampe Inc. 2-8                     08-26S-39W                054900           100.00             100.00
                                   Hamilton, KS

Lampe John Inc. 1                  10-26S-39W                054990           100.00             100.00
                                   Hamilton, KS

Lowenburg 1-7                      07-26S-39W                068570           100.00             100.00
                                   Hamilton, KS

Rector, Oscar 1                    04-26S-39W                078930           100.00             100.00
                                   Hamilton, KS

Rector 2-4                         04-26S-39W                078929           100.00             100.00
                                   Hamilton, KS

Stucky, Martin 1                   17-26S-39W                091650           100.00             100.00
                                   Hamilton, KS

Stucky 2-17                        17-26S-39W                091651           100.00             100.00
                                   Hamilton, KS

Yingling, Effie R. 1               36-25S-39W                099850           100.00             200.00
                                   Hamilton, KS

Baughman, J. W. C 1                35-27S-34W                007070            25.00              25.00
                                   Haskell, KS


Delivery Point/                                              Meter           Working           Percent of
   Well Name                         Location                  No.           Interest           Ownership
----------------                   ------------              -------        ---------          ----------

Burton, T. C. 1                    06-29S-34W                021770            50.00              50.00
                                   Haskell, KS

Burton A-2                         06-29S-34W                021780            50.00              50.00
                                   Haskell, KS

Eubank, M. H. 1                    33-28S-34W                032270           100.00             100.00
                                   Haskell, KS

Eubank, M. H. A-1                  28-28S-34W                032020            50.00              50.00
                                   Haskell, KS

Eubank, M. H. B-1                  23-28S-34W                032120            50.00              50.00
                                   Haskell, KS

Eubank, M. H. C-1                  07-28S-34W                032170            50.00              50.00
                                   Haskell, KS

Eubank C-4                         07-28S-34W                032173            50.00              50.00
                                   Haskell, KS

Green, C. E. C-1                   30-28S-34W                039630            50.00              50.00
                                   Haskell, KS

Green C-2                          30-28S-34W                039631            50.00              50.00
                                   Haskell, KS

Gregg, E. M. #1                    04-29S-34W                039930            50.00              50.00
                                   Haskell, KS

Gregg 8-32                         32-28S-34W                039933           100.00             100.00
                                   Haskell, KS

Home Royalty Co. 1                 15-28S-34W                046660            50.00              50.00
                                   Haskell, KS

Jones, J. E. C-1                   03-28S-34W                051110            50.00              50.00
                                   Haskell, KS

Laird, C. C. B-1                   30-28S-34W                054690            50.00              50.00
                                   Haskell, KS

Lemon, J. C. A-1                   24-28S-34W                055390            50.00              50.00
                                   Haskell, KS

Lemon, J. C. B-1                   25-28S-34W                055440            50.00              50.00
                                   Haskell, KS

Lemon, J. C. C-1                   09-29S-33W                055490            50.00              50.00
                                   Haskell, KS

McCoy, Frank 1                    32-28S-34W                064480            100.00             100.00
                                   Haskell, KS

Onions A 1-2                       02-29S-34W                075060            56.25              56.25
                                   Haskell, KS

Orth, W. E. 1                      21-28S-33W                075110            50.00              50.00
                                   Haskell, KS


Delivery Point/                                              Meter           Working           Percent of
   Well Name                         Location                  No.           Interest           Ownership
----------------                   ------------              -------        ---------          ----------

Pickens, Wm C. 1                   31-28S-34W                076760            50.00              50.00
                                   Haskell, KS

Pickens A-2                        31-28S-34W                076751            50.00              50.00
                                   Haskell, KS

Rahenkamp, E. W. 1                 03-29S-34W                078030            50.00              50.00
                                   Haskell, KS

Rahenkamp A 2                      03-29S-34W                078035            50.00              50.00
                                   Haskell, KS

Roy, Frank 3                       27-27S-33W                080070           100.00             100.00
                                   Haskell, KS

Roy, Frank 4                       34-27S-33W                080110           100.00             100.00
                                   Haskell, KS

Roy, Frank 6                       33-27S-33W                080190           100.00             100.00
                                   Haskell, KS

Stonestreet C                      10-28S-34W                090870            50.00              50.00
                                   Haskell, KS

Wheatley, J. S. 1                  06-29S-33W                096810           100.00             100.00
                                   Haskell, KS

Winsted, H. E. 1                   29-28S-34W                098410           100.00             100.00
                                   Haskell, KS

Winsted 2-29                       29-28S-34W                098413           100.00             100.00
                                   Haskell, KS

Bakke-Wiatt 1-A                    09-24S-38W                003340            37.50              37.50
                                   Kearney, KS

Burnett 1-A                        17-24S-38W                021471            50.00              50.00
                                   Kearney, KS

Swank 1-A                          21-24S-38W                091850            12.50              12.50
                                   Kearney, KS

Adams, A. W. M-2                   33-34S-30W                000710            25.00              25.00
                                   Meade, KS

Baughman 3-16                      16-27S-40W                006980           100.00             100.00
                                   Stanton, KS

Baughman J. W. 2                  16-27S-40W                006970            100.00             100.00
                                   Stanton, KS

Baughman 6-16                      05-28S-40W                006990           100.00             100.00
                                   Stanton, KS

Collingwood, A. J. 1               22-27S-40W                026790           100.00             100.00
                                   Stanton, KS


Delivery Point/                                              Meter           Working           Percent of
   Well Name                         Location                  No.           Interest           Ownership
----------------                   ------------              -------        ---------          ----------

Cooper, E. D. 1                    08-28S-40W                027090           100.00             200.00
                                   Stanton, KS

Cross, J. L. 2                     32-27S-40W                028390           100.00             100.00
                                   Stanton, KS

Dennis B 1-1                       08-28W-40W                029450            56.24              56.24
                                   Stanton, KS

Floyd, Eugene 1                    09-28S-40W                035720           100.00             100.00
                                   Stanton, KS

Floyd 2-9                          09-28S-40W                035721           100.00             100.00
                                   Stanton, KS

Floyd 3-9                          06-28S-40W                035722           100.00             100.00
                                   Stanton, KS

Fraser, Nellie E 1                 30-27S-40W                036270           100.00             100.00
                                   Stanton, KS

Mohney, E 2-34                     34-27S-40W                070761           100.00             100.00
                                   Stanton, KS

Mohney, Eugene 1                   34-27S-40W                070760           100.00             100.00
                                   Stanton, KS

Smith, Abbie E 1                   26-27S-40W                086010           100.00             100.00
                                   Stanton, KS

Smith, A. E. 2-26                  26-27S-40W                086011           100.00             100.00
                                   Stanton, KS

Timm, R. K. 1                      27-27S-40W               093200            100.00             100.00
                                   Stanton, KS

Williamson, Mary C. 1              29-27S-40W               097810            100.00             100.00
                                   Stanton, KS

Wilson, D. R. 1-22                 22-27S-40W               097912            100.00             100.00
                                   Stanton, KS

Winger, Clarence 2                 28-27S-40W               098110            100.00             100.00
                                   Stanton, KS

Winger, Clarence 1                 33-27S-40W               098060            100.00             100.00
                                   Stanton, KS

Winger, Clarence 3                 04-27S-40W               098160            100.00             100.00
                                   Stanton, KS

Winger, Clarence 4                 21-28S-40W               098210            100.00             100.00
                                   Stanton, KS

Winger, Clarence 5                 35-27S-40W               098260            100.00             100.00
                                   Stanton, KS

Winger, C. 10-33                   33-27S-40W               098265            100.00             100.00
                                   Stanton, KS


Delivery Point/                                              Meter           Working           Percent of
   Well Name                         Location                  No.           Interest           Ownership
----------------                   ------------              -------        ---------          ----------

Winger, C. 11-4                    04-28S-40W               098266            100.00             100.00
                                   Stanton, KS

Winger, C. 6-35                    35-27S-40W               098261            100.00             100.00
                                   Stanton, KS

Winger, C. 7-27                    27-27S-40W               098262            100.00             100.00
                                   Stanton, KS

Winger, C. 8-21                    21-27S-40W               098263            100.00             100.00
                                   Stanton, KS

Winger, C. 9-28                    28-27S-40W               098264            100.00             100.00
                                   Stanton, KS

Winger, T. R. 1                    23-27S-40W               098310             75.00              75.00
                                   Stanton, KS

Winger, T. R. 2-23                 23-27S-40W               098311             75.00              75.00
                                   Stanton, KS

Adams, R E 8                       23-6N-24ECM              001410             50.00              50.00
                                   Beaver, OK

Adams, R E 11                      30-6N-25ECM              001460             37.50              37.50
                                   Beaver, OK

Adams 1-20                         20-6N-25ECM              00252              50.00              50.00
                                   Beaver, OK

Adams 1-31 (St. Louis)             31-06N-25ECM             000330             50.00              50.00
                                   Beaver, OK

Adams A-5 (Che)                    36-06N-24ECM             000430             50.00              50.00
                                   Beaver, OK

Adams A-5 (SG)                     36-06N-24ECM             000440             50.00              50.00
                                   Beaver, OK

Adams B 4                          36-06N-24ECM              000450            50.00              50.00
                                   Beaver, OK

Baldwin 1                          07-05N-25ECM              003349            25.48              25.48
                                   Beaver, OK

Barby, Fred 1                      36-05N-25ECM              005220           100.00             100.00
                                   Beaver, OK

Barby, Fred 2                      31-05N-26ECM              005270            87.50              87.50
                                   Beaver, OK

Barby, Lloyd 1                     10-04N-25ECM              005580           100.00             100.00
                                   Beaver, OK

Barby, Lloyd 2                     22-04N-25ECM              005420           100.00             100.00
                                   Beaver, OK

Barby, Otto 1                      34-05N-26ECM              006170            43.75              43.75
                                   Beaver, OK


Delivery Point/                                              Meter           Working           Percent of
   Well Name                         Location                  No.           Interest           Ownership
----------------                   ------------              -------        ---------          ----------

Barby, Otto A-1                    25-05N-25ECM              006270            15.00              15.00
                                   Beaver, OK

Carlisle, H 16-22 C                22-03N-28ECM              024718            50.00              50.00
                                   Beaver, OK

Carlisle, H. 16-22 M               22-03N-28ECM              024719            50.00              50.00
                                   Beaver, OK

Carlisle, H. 10-A                  22-03N-28ECM              024660            50.00              50.00
                                   Beaver, OK

Carlisle, H. 11                    22-03N-28ECM              024690            50.00              50.00
                                   Beaver, OK

Carlisle, H. 1-10                  10-03N-28ECM              024140            50.00              50.00
                                   Beaver, OK

Carlisle, H. 3                     16-03N-28ECM              024290           100.00             100.00
                                   Beaver, OK

Carlisle, H. 4                     15-03N-28ECM              024230           100.00             100.00
                                   Beaver, OK

Carlisle H. 6                      21-03N-28ECM              024490            34.36              34.36
                                   Beaver, OK

Carlisle, H. 8                     16-03N-28ECM              024540           100.00             100.00
                                   Beaver, OK

Carlisle 13-15 (Chester)           15-03N-28ECM              024715           100.00             100.00
                                   Beaver, OK

Carlisle 13-15 (Morrow)            15-03N-28ECM              024714           100.00             100.00
                                   Beaver, OK

Carlisle 14-16 LT                  16-03N-28ECM              024712           100.00             100.00
                                   Beaver, OK

Carlisle 14-16 UT                  16-03N-28ECM              024173           100.00             100.00
                                   Beaver, OK

Carlisle 15-14                     14-03N-28ECM              024717            25.00              25.00
(Chester/MO)                       Beaver, OK

Carlisle 17-21                     21-03N-28ECM              024716            34.92              34.92
                                   Beaver, OK

Carlisle 5 (Hoover)                23-03N-28ECM              024390           100.00             100.00
                                   Beaver, OK

Carlisle H. 12-10                  10-03N-28ECM              024710            57.14              57.14
                                   Beaver, OK

Evans, E. E. 1 (Chester)           08-05N-25-ECM             033120            50.00              50.00
                                   Beaver, OK

Evans, E. E. 1 (Morrow)            08-05N-25ECM              033221            50.00              50.00
                                   Beaver, OK


Delivery Point/                                              Meter           Working           Percent of
   Well Name                         Location                  No.           Interest           Ownership
----------------                   ------------              -------        ---------          ----------

Judy 1 (WYAND)                     06-05N-25ECM                                25.00              25.00
                                   Beaver, OK

July 4-6                           06-05N-25ECM              051305           100.00             100.00
                                   Beaver, OK

Judy A 2-6                         06-05S-25W                051380            50.00              50.00
                                   Beaver, OK

Judy B 1-5                         05-05S-25W                051410            37.50              37.50
                                   Beaver, OK

Kamas 1-15                         15-05N-25ECM              051970            63.00              63.00
                                   Beaver, OK

Kamas 2-15                         15-05N-25ECM              051975            67.24              67.24
                                   Beaver, OK

Mayo, Nina 1-18                    18-04N-25ECM              062480            68.75              68.75
                                   Beaver, OK

Mayo, Nina 2                       07-04N-25ECM              062560           100.00             100.00
                                   Beaver, OK

Mayo, Nina 3                       06-04N-25ECM              062640           100.00             100.00
                                   Beaver, OK

Mayo, Nina 4                       01-04N-24ECM              062720           100.00             100.00
                                   Beaver, OK

Mulberry 1 (HOOV)                  26-03N-28ECM              072160             6.67               6.67
                                   Beaver, OK

Overton                            06-03N-26ECM              075210            50.00              50.00
                                   Beaver, OK

Raymond 2                          31-06N-25ECM              078590            25.00              25.00
                                   Beaver, OK

USA Unit                           05-04N-25ECM              094260           100.00             100.00
                                   Beaver, OK

Cole 1                             15-04N-9ECM               026540            25.00              25.00
                                   Cimmarron, OK

Hager, A. H. 1                     36-06N-08ECM              041260            25.00              25.00
                                   Cimmarron, OK

Ross, M. B. 2                      28-05N-09ECM              079952            33.33              33.33
                                   Cimmarron, OK

Ross, M. B. 3                      28-05N-09ECM              079953            33.33              33.33
                                   Cimmarron, OK

Wiggins 1                          23-04N-8ECM               097410            83.20              83.20
                                   Cimmarron, OK

Hamilton, Ella                     06-05N-10ECM              042510            75.00              75.00
                                   Texas, OK


Delivery Point/                                              Meter           Working           Percent of
   Well Name                         Location                  No.           Interest           Ownership
----------------                   ------------              -------        ---------          ----------

ANR Pipeline Co.                   Beaver Co., OK            Int.            Various             Various
(Beaver)                           31-5N-21E                 9911221

Northern Natural Gas Co.           Finney Co., KS            Int.           Various             Various
(Meadowlark) (Note 1)              3-24S-34W                 991664100

Transwestern Pipeline Co.          Sherman Co., TX           Int.            Various             Various
(Tumbleweed) (Note 1)                                        991489000

Panhandle Eastern Pipe             Kearney Co., KS           Int.            Various             Various
  Line Co.                         29-24S-36W                991118000
(Lakin) (Note 1)

Northern Natural Gas Co.           Moore Co., TX             Int.            Various             Various
(Dumas) (Note 1)                                             99112900

Natural Gas Pipeline Co.           Beaver Co., OK            Int.            Various             Various
  of America                       29-5N-23E                 991044000
(Forgan) (Note 1)

El Paso Natural Gas Co.            Moore Co., TX             Int.            Various             Various
(Big Blue) (Note 1)                                          991291000


Other Hugoton Infill
Wells As Connected

Note 1:  Delivery of gas by displacement only.

                                AMENDMENT TO

                            OPERATING AGREEMENT


     This Amendment to the OPERATING AGREEMENT dated January 8, 1988, by and between MESA OPERATING LIMITED PARTNERSHIP (hereinafter referred to as

 ("MESA"), and COLORADO INTERSTATE GAS COMPANY (hereinafter referred to as

 "CIG") is entered into and effective as of October 1, 1988.

     WHEREAS, MESA and CIG executed an Operating Agreement on the 8th day of January, 1988; and

     WHEREAS, MESA and CIG now wish to amend Exhibit "C", Accounting

Procedure, to the Operating Agreement.

     NOW, THEREFORE, the Parties agree as follows:

     1.  Article III.  ADMINISTRATIVE FEES, Paragraph 3.1 Authorized

Payments and Charges, Paragraph A of the Accounting Procedure (Exhibit "C"

to the Operating Agreement) is hereby amended to read as follows:

     All leasehold royalties, overriding royalties and other payments out of production from wells subject to the Operating Agreement. The following royalty payments shall be billed in full to MESA without allocation: (1) royalty payments under Paragraph 2(a) of the "Compromise and Settlement Agreement" in Cause No. CA-2-76-131 dated as of December 31, 1981 between Amarillo Oil Company ("AOC"), CIG and the royalty owners defined therein as "Lessor" and the contemporaneous letter agreement between AOC and CIG: (2) royalty payments under paragraph 2(a) of the "Compromise and Settlement Agreement" in Cause No. CA-2-75-68 dated as of December 31, 1981, between AOC, CIG and the royalty owners defined therein as "Lessor"; and (3) royalty payments defined as "MESA Additional Royalty" in the "Accounting Agreement" attached as Exhibit "A" to the "Royalty Agreement" dated October 1, 1988, between MESA, CIG and the royalty owners defined therein as "Lessor."

     Except as amended herein, the Operating Agreement dated the 8th day of

January, 1988, including the Accounting Procedure attached thereto as

Exhibit "C", shall remain in full force and effect.

     WHEREFORE, the parties hereto have executed this Amendment this _____

day of November, 1989.

                                    COLORADO INTERSTATE GAS COMPANY

Attest:

------------------------------      By /s/ C. S. Hobbs
                                       ----------------------------
                                       C. S. Hobbs, Senior Vice President

                                    MESA OPERATING LIMITED PARTNERSHIP
                                    By Pickens Operating Company, the
                                    General Partner

Attest:



------------------------------      By -------------------------------

(COLORADO INTERSTATE GAS COMPANY LOGO AND STATIONERY)

C. Scott Hobbs
Senior Vice President (Stationery Heading)


                                July 15, 1990

Claude B. Jenkins
Vice President-Marketing
Mesa Operating Limited Partnership
One Mesa Square
P. O. Box 2009
Amarillo, TX  79189-2009

Re:  Amendment to Gathering Agreement
     Dated July 15, 1990

Dear Claude:

This letter is to confirm the agreement of Colorado Interstate Gas Company ("CIG") and Mesa Operating Limited Partnership ("Mesa') concerning the referenced Amendment.

CIG and Mesa agree that Mesa may deliver volumes of gas, at a daily rate of flow up to 10 MMcfd, to CIG from July 15 through October 31, 1990, as a partial payment in kind for Mesa's pro rata share of fuel gas to be used in calendar year 1990. Mesa shall deliver any such fuel reimbursement volumes from its or Mesa Midcontinent Limited Partnership's interests in Oklahoma which are currently connected to CIG, and from any other mutually agreeable delivery points listed on Exhibit "A" to the Amendment to the Gathering Agreement, dated July 15, 1990. Mesa shall also provide daily and monthly volume nominations for any fuel reimbursement volumes delivered to CIG during this period. These volume nominations shall be consistent with
Article VI of the Storage Service Agreement between CIG and Mesa dated July 15, 1990.

Mesa shall pay, based on CIG's WACOG, for its pro rata share of fuel actually used during the calendar year 1990 which was not delivered as a payment in kind referenced above. Mesa's payments based on CIG's WACOG shall be consistent with the terms more fully described for purchased fuel volumes in the referenced Amendment.

If the foregoing is in accordance with Mesa's understanding of our agreement, please so indicate by signing in the space provided below and returning one original for our file.

Sincerely,

COLORADO INTERSTATE GAS COMPANY


By: /s/ C. Scott Hobbs
    ---------------------------
    C. Scott Hobbs
    Senior Vice President


CSH:sjm

Accepted and agreed to
this 11th day of July, 1990.
     ----        ----

MESA OPERATING LIMITED PARTNERSHIP,
  Acting On Behalf of Itself and
  As Agent for Mesa Midcontinent
  Limited Partnership
By:  Pickens Operating Co.,
     General Partner


By:  /s/ Claude B. Jenkins
     ------------------------------
     Claude B. Jenkins
     Vice President - Marketing